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                                                                    EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001 and March 19, 2001, relating to the financial statements and financial statement schedules, respectively, which reports appear in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Detroit, Michigan
December 14, 2001